Exhibit 99.1

Press Release | For Distribution

Zix Reports Third Quarter 2021 Financial Results

•	Record Net Dollar Retention of 103.1% Driven by Strong Customer Adoption of CloudAlly and Secure Cloud

•	18% Increase in Revenue and Annual Recurring Revenue (ARR)

•	Generated $10.1 Million in Cash Flow from Operations, $35.5 Million Year-to-date, up 46.7%

•	Cash Position Increased $5.1 Million or 15.0% to $39.0 Million Compared to Q2 2021

DALLAS — November 8th, 2021 — Zix Corporation (Zix) (NASDAQ: ZIXI), a leading provider of cloud email security, productivity, and compliance solutions, today announced financial results for the third quarter ended September 30, 2021.

Third Quarter 2021 Financial Highlights (results compared to the same year-ago quarter)

•	Revenue increased 18% to $64.9 million.

•	Annual recurring revenue (ARR) increased 18% to $262.8 million. Cloud ARR increased 19% to $236.9 million or 90% of total ARR.

•	GAAP net loss totaled ($2.4) million compared to a year ago net loss of ($0.7) million.

•

GAAP net loss attributable to common stockholders totaled ($4.9) million compared to a year ago net loss attributable to common stockholders of ($3.0) million. The company’s Q3 2021 net loss attributable to common shareholders includes the effect of a deemed dividend to preferred shareholders of $2.4 million and acquisition-related expenses of $0.5 million.

•	GAAP fully diluted earnings (loss) per share attributable to common stockholders totaled ($0.09) compared to ($0.05).

•	Non-GAAP adjusted net income before deemed dividends and excluding deferred tax (benefit) expense totaled $8.2 million compared to $9.2 million.

•	Non-GAAP adjusted net income per share before deemed dividends and excluding deferred tax (benefit) expense totaled $0.15.

•	Adjusted EBITDA increased to $13.9 million, representing an adjusted EBITDA margin of 21.5%.

•	The company ended the quarter with $39.0 million in cash, an increase of 15.0% or $5.1 million compared to the end of the prior quarter.

•	Cash flow from operations was $10.1 million, a decrease of 33% or $5.0 million compared to the prior year period.

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Recent Operational Highlights

•	Expanded Global Partner Program in the United Kingdom and Germany, adding solutions and support services to further enhance partner growth and operating capabilities.

•	Zix added over 40,000 cloud mailboxes in Q3 2021.

•	Direct customers and MSP partners started nearly 2,800 trials of Advanced Threat Protection, ZixEncrypt, ZixArchive and Secure File Share in Q3 2021.

Management Commentary

“We delivered strong financial results across the board in the third quarter, highlighted by 18% growth in revenue and ARR, along with solid EBITDA and cash flow generation,” said David Wagner, Zix’s Chief Executive Officer. “The double-digit growth we achieved was driven by strong Zix IP attach rates as well as increasing sales synergies we are realizing across our organization, which produced a record of over 103% net dollar revenue retention rate in Q3. This achievement is a direct reflection of Zix’s successful transformation into a cloud-first organization and underscores the success we are having retaining customers, adding customers onto Secure Cloud, and selling CloudAlly backup into our base. CloudAlly continues to perform exceptionally well, with a record number of transacting partners coming online in Q3, helping produce 20% sequential growth and 74% year-over-year growth in this segment.”

Zix’s Chief Financial Officer Dave Rockvam commented: “In addition to robust, double-digit revenue and ARR increases as well as strong cash flow generation, we also delivered meaningful quarter-to-quarter adjusted EBITDA dollar expansion in Q3, highlighting our success in layering on organic, higher-margin products. We believe our financial performance also reflects the economic recovery we’re seeing globally across small and medium-sized businesses.”

Third Quarter 2021 Corporate Financial Summary and Other Operational Metrics

$ in Millions, except per share data	Q3 2021	Q3 2020	Change (1)
Revenue	$64.9	$54.8	18.4%
GAAP Net Income (Loss)	($2.4)	($0.7)	(242.9%)
GAAP Net Income (Loss) Attributable to Common Stockholders	($4.9)	($3.0)	(63.3%)
GAAP Net Income (Loss) Per Share Attributable to Common Stockholders – Diluted	($0.09)	($0.05)	(80%)
Non-GAAP Adjusted Net Income Attributable to Common Stockholders (3)	$5.7	$6.9	(17.4%)
Non-GAAP Adjusted Net Income Per Share Attributable to Common Stockholders – Diluted (2)	$0.10	$0.13	(23.1%)

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Non-GAAP Adjusted Net Income Before Deemed Dividends(2)	$8.5	$8.1	(4.9%)
Non-GAAP Adjusted Net Income Per Share Before Deemed Dividends - Diluted(2)	$0.15	$0.15	0%
Non-GAAP Adjusted Net Income Before Deemed Dividends and Excluding Deferred Tax (Benefit) Expense(2)	$8.2	$9.2	(10.9%)
Non-GAAP Adjusted Net Income Per Share Before Deemed Dividends and Excluding Deferred Tax (Benefit) Expense(2)	$0.15	$0.17	(11.8%)
EBITDA (1)(2)	$9.3	$10.6	(12.3%)
EBITDA Margin	14.3%	19.3%	(5 pts )
Adjusted EBITDA (2)	$13.9	$13.8	1.0%
Adjusted EBITDA Margin (2)	21.5%	25.1%	(3.6 pts )
Total Billings	$61.6	$54.6	12.8%

Nine Month 2021 Corporate Financial Summary and Other Operational Metrics

$ in Millions, except per share data	YTD 2021	YTD 2020	Change (1)
Revenue	$187.7	$160.6	16.9%
GAAP Net Income (Loss)	($7.8)	($3.5)	(122.9%)
GAAP Net Income (Loss) Attributable to Common Stockholders	($15.0)	($10.2)	(47.1%)
GAAP Net Income (Loss) Per Share Attributable to Common Stockholders – Diluted	($0.27)	($0.19)	(42.1%)
Non-GAAP Adjusted Net Income Attributable to Common Stockholders (2)	$16.8	$17.1	(1.8%)
Non-GAAP Adjusted Net Income Per Share Attributable to Common Stockholders – Diluted (2)	$0.31	$0.32	(3.1%)
Non-GAAP Adjusted Net Income Before Deemed Dividends(2)	$25.0	$24.0	4.2%
Non-GAAP Adjusted Net Income Per Share Before Deemed Dividends - Diluted(2)	$0.46	$0.44	4.5%
Non-GAAP Adjusted Net Income Before Deemed Dividends and Excluding Deferred Tax (Benefit) Expense(2)	$23.9	$23.9	0%
Non-GAAP Adjusted Net Income Per Share Before Deemed Dividends and Excluding Deferred Tax (Benefit) Expense(2)	$0.44	$0.44	0%
EBITDA (1)(2)	$26.5	$27.1	(2.2%)
EBITDA Margin	14.1%	16.9%	(2.8 pts )
Adjusted EBITDA (2)	$40.3	$37.5	7.5%
Adjusted EBITDA Margin (2)	21.5%	23.4%	(1.9 pts )

(1)	Earnings before interest, taxes, depreciation, and amortization
(2)	A reconciliation of GAAP to non-GAAP results is included in this press release and available on the Zix investor relations website at http://investor.zixcorp.com

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Transaction with OpenText

As previously disclosed, under the terms of the merger agreement with OpenText announced earlier today, upon closing of that transaction, Zix shareholders are to receive $8.50 in cash for each share of Zix common stock they own. The transaction is subject to customary closing conditions, including receipt of regulatory approvals and the successful completion of a tender offer. Upon closing of the transaction, Zix’s common stock will no longer be listed on any public market.

In light of this transaction, Zix will not be hosting an earnings conference call to discuss the foregoing results and the Company will not be providing financial guidance for the fourth quarter or for the full year 2021.

Additional Information and Where to Find It

The tender offer referred to in this release has not yet commenced. The description contained in this release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that will be filed with the Securities and Exchange Commission (the “SEC”). The solicitation and offer to buy shares of Zix common stock will only be made pursuant to an offer to purchase and related tender offer materials. At the time the tender offer is commenced, OpenText and its acquisition subsidiary will file a tender offer statement on Schedule TO and thereafter Zix will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. ANY HOLDERS OF ZIX’S SHARES ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The offer to purchase, the related letter of transmittal and the solicitation/recommendation statement will be made available for free at the SEC’s

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website at www.sec.gov. Additional copies may be obtained for free by contacting OpenText or Zix. Copies of the documents filed with the SEC by Zix will be available free of charge on Zix’s internet website at https://investor.zixcorp.com or by contacting Zix’s Investor Relations Department at (214) 370-2241. Copies of the documents filed with the SEC by OpenText will be available free of charge on OpenText’s internet website at https://investors.opentext.com or by contacting OpenText’s Investor Relations Department at (415) 963-0825.

In addition to the offer to purchase, the related letter of transmittal and certain other tender offer documents, as well as the solicitation/recommendation statement, Zix and OpenText will each file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other information filed by Zix or OpenText at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Zix’s and OpenText’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

About Zix Corporation

Zix Corporation (Zix) is a leader in email security, productivity, and compliance. Trusted by the nation’s most influential institutions in healthcare, finance, and government, Zix delivers a superior experience and easy-to-use solutions for email encryption and data loss prevention, advanced threat protection, unified information archiving and cloud to cloud backup. Focusing on the protection of business communication, Zix enables its customers to better secure data and meet compliance needs. Zix is publicly traded on the Nasdaq Global Market under the symbol ZIXI. For more information, www.zixcorp.com.

Zix Company Contact Geoff Bibby 1-214-370-2241 gbibby@zixcorp.com	Zix Investor Contact Matt Glover and Tom Colton Gateway Investor Relations 1-949-574-3860 ZIXI@gatewayir.com

Forward-Looking Statements

As more fully described in Zix’s Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on March 5, 2021, the company has been actively monitoring the COVID-19 situation and its impact on both the company and the world in which we operate. The impact of COVID-19 and unprecedented measures to prevent its spread are affecting our business in various ways such as causing volatility in demand for our products, changes in customer behavior, including their spending and payment patterns, disruptions in the operations of our third-party suppliers and business partners, labor market conditions and

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Press Release | For Distribution

limitations on our employees’ and partners ability to work and travel. We expect the ultimate significance of the impact of the foregoing on our financial and operational results will be dictated by the length of time that these circumstances continue, which will depend on the currently unknowable extent and duration of the COVID-19 pandemic, or any variants thereof, and governmental and public actions taken in response. These factors also make it more challenging for management to estimate the future performance of our business, particularly over the near term.

Statements in this release that are not purely historical facts or that necessarily depend upon future events, including statements about forecasts of sales, revenue, annual recurring revenue, EBITDA, EBITDA margin, earnings or earnings per share, potential benefits of acquisitions and strategic relationships, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Zix on the date this release was issued. Zix undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including but not limited to, risks and uncertainties regarding the recently announced transaction with OpenText, including risks associated with the satisfaction of closing conditions (such as the tender of at least two-thirds of the outstanding shares of capital stock of Zix in order to close the tender offer) and the possibility that the transaction will not be completed, as well as risks and uncertainties related to the completion and integration of acquisitions, the effects of our debt and equity financing transactions, year-end adjustments to previously reported preliminary unaudited financial information, market acceptance of both existing and new Zix solutions, changing market dynamics resulting from technological change, innovation and continuing customer migration to the cloud, changes in the competitive ecosystem, how privacy and data security laws may affect demand for Zix data protection solutions, and business disruptions, uncertainty and market instability stemming from the COVID-19 pandemic and governmental actions related thereto. Zix may not succeed in addressing these and other risks. Further information regarding factors that could affect Zix’s business and its financial and other results can be found in the risk factors section of Zix’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, each as filed with the Securities and Exchange Commission, as those risk factors may be supplemented in subsequent filings.

We monitor ARR as an operating metric, which we define as the aggregate annualized contract value attributable to recurring revenue contracts as of the end of the applicable reporting period. We calculate ARR by determining the annual or monthly revenue of subscription agreements that are active as of the end of the applicable period and multiplying by 1 or 12. We monitor this metric to aid in determining to what extent individual customer relationships, considered in the aggregate, are growing or declining in financial magnitude. ARR is an operating metric derived as of the date of determination, and should be viewed independently of revenue, unearned revenue and any other GAAP financial measure over any period.

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ZIX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2021 (unaudited)	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$38,973,000	$21,362,000
Receivables, net	19,317,000	16,831,000
Prepaid and other current assets	4,394,000	5,430,000

Total current assets	62,684,000	43,623,000
Property and equipment, net	5,530,000	7,345,000
Operating lease assets	10,994,000	14,259,000
Other assets and deferred costs	12,378,000	12,767,000
Intangible Assets, Net	129,959,000	144,163,000
Goodwill	195,687,000	195,013,000
Deferred tax assets	33,691,000	32,554,000

Total assets	$450,923,000	$449,724,000

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$32,869,000	$30,382,000
Deferred revenue	41,902,000	40,447,000
Other current liabilities	8,181,000	7,963,000

Total current liabilities	82,952,000	78,792,000
Long-term liabilities:
Deferred revenue	593,000	1,079,000
Operating and finance lease liabilities	6,306,000	10,208,000
Debt	208,939,000	209,658,000

Total long-term liabilities	215,838,000	220,945,000

Total liabilities	298,790,000	299,737,000
Total preferred stock	122,722,000	115,552,000
Total stockholders’ equity	29,411,000	34,435,000

Total liabilities, preferred stock and stockholders’ equity	$450,923,000	$449,724,000

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$64,850,000	$54,840,000	$187,694,000	$160,611,000
Cost of revenue	36,219,000	27,928,000	103,961,000	82,265,000

Gross profit	28,631,000	26,912,000	83,733,000	78,346,000
Operating expenses:
Research and development	6,429,000	5,720,000	19,371,000	16,926,000
Selling, general and administrative	22,468,000	18,813,000	66,156,000	58,058,000

Total operating expenses	28,897,000	24,533,000	85,527,000	74,984,000

Operating income	(266,000)	2,379,000	(1,794,000)	3,362,000
Operating margin	0%	4%	-1%	2%
Other income (expense)
Investment and other income (expense)	(53,000)	127,000	(58,000)	104,000
Interest expense	(2,200,000)	(2,035,000)	(6,513,000)	(7,190,000)

Total other income (expense)	(2,253,000)	(1,908,000)	(6,571,000)	(7,086,000)
Income before income taxes	(2,519,000)	471,000	(8,365,000)	(3,724,000)
Income tax benefit (expense)	113,000	(1,196,000)	568,000	244,000

Net (loss) income	$(2,406,000)	$(725,000)	$(7,797,000)	$(3,480,000)

Deemed and accrued dividends on preferred stock	(2,448,000)	(2,267,000)	(7,170,000)	(6,714,000)

Net (loss) income attributable to common shareholders	$(4,854,000)	$(2,992,000)	$(14,967,000)	$(10,194,000)

Basic (loss) income per share attributable to common shareholders:	$(0.09)	$(0.05)	$(0.27)	$(0.19)

Diluted (loss) income per share attributable to common shareholders:	$(0.09)	$(0.05)	$(0.27)	$(0.19)

Shares used in per share calculation - basic	55,179,775	54,999,114	54,932,530	53,933,721

Shares used in per share calculation - diluted	55,179,775	54,999,114	54,932,530	53,933,721

Other Comprehensive income, net of tax:
Foreign currency translation adjustments	39,000	493,000	240,000	(118,000)

Comprehensive (loss) income	$(2,367,000)	$(232,000)	$(7,557,000)	$(3,598,000)

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Operating activities:
Net (loss) income	$(7,797,000)	$(3,480,000)
Non-cash items in net income	44,155,000	33,958,000
Changes in operating assets and liabilities	(879,000)	(6,233,000)

Net cash provided by operating activities	35,479,000	24,245,000
Investing activities:
Purchases of property and equipment and capitalized software	(12,832,000)	(13,992,000)
Acquisition of business, net of cash acquired	(339,000)	—

Net cash used in investing activities	(13,171,000)	(13,992,000)
Financing activities:
Proceeds from exercise of stock options	251,000	334,000
Proceeds from long term debt	—	6,000,000
Repayment of long term debt	(1,654,000)	(1,388,000)
Repayment of finance lease obligations	(528,000)	(1,086,000)
Payment of acquisition-related contingent consideration	—	(1,125,000)
Purchase of treasury stock	(2,499,000)	(2,717,000)

Net cash provided used in financing activities	(4,430,000)	18,000

Effect of exchange rate changes on cash	(267,000)	42,000

(Decrease) Increase in cash and cash equivalents	17,611,000	10,313,000
Cash and cash equivalents, beginning of period	21,362,000	13,349,000

Cash and cash equivalents, end of period	$38,973,000	$23,662,000

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

			Three Months Ended		Nine Months Ended
			September 30,		September 30,
			2021	2020	2021	2020
Revenue:
GAAP revenue			$64,850,000	$54,840,000	$187,694,000	$160,611,000

Cost of revenue
GAAP cost of revenue			$36,219,000	$27,928,000	$103,961,000	$82,265,000
Stock-based compensation charges (1)	(A	)	(134,000)	(97,000)	(525,000)	(1,105,000)
Strategic consulting and litigation costs (2)	(B	)	(1,000)	—	(10,000)	(115,000)
Intangible Amortization (3)	(C	)	(2,906,000)	(2,486,000)	(8,745,000)	(7,432,000)
Corporate separation payment (4)	(D	)	—	—	(52,000)	(867,000)

Non-GAAP adjusted cost of revenue			$33,178,000	$25,345,000	$94,629,000	$72,746,000

Gross profit:
GAAP gross profit			$28,631,000	$26,912,000	$83,733,000	$78,346,000
Stock-based compensation charges (1)	(A	)	134,000	97,000	525,000	1,105,000
Strategic consulting and litigation costs (2)	(B	)	1,000	—	10,000	115,000
Intangible Amortization (3)	(C	)	2,906,000	2,486,000	8,745,000	7,432,000
Corporate separation payment (4)	(D	)	—	—	52,000	867,000

Non-GAAP adjusted gross profit			$31,672,000	$29,495,000	$93,065,000	$87,865,000

Research and development expense
GAAP research and development expense			$6,429,000	$5,720,000	$19,371,000	$16,926,000
Stock-based compensation charges (1)	(A	)	(517,000)	(433,000)	(2,093,000)	(1,184,000)
Strategic consulting and litigation costs (2)	(B	)	(17,000)	—	(49,000)	(132,000)
Intangible Amortization (3)	(C	)	(76,000)	(76,000)	(227,000)	(227,000)
Corporate separation payment (4)	(D	)	—	—	(167,000)	(128,000)

Non-GAAP adjusted research and development expense			$5,819,000	$5,211,000	$16,835,000	$15,255,000

Selling and marketing expense
GAAP selling and marketing expense			$15,656,000	$13,489,000	$46,225,000	$42,288,000
Stock-based compensation charges (1)	(A	)	(1,248,000)	(565,000)	(3,587,000)	(1,877,000)
Strategic consulting and litigation costs (2)	(B	)	(14,000)	(160,000)	(16,000)	(212,000)
Intangible Amortization (3)	(C	)	(3,349,000)	(3,106,000)	(10,025,000)	(9,333,000)
Corporate separation payment (4)	(D	)	18,000	—	(156,000)	(439,000)

Non-GAAP adjusted selling and marketing expense			$11,063,000	$9,658,000	$32,441,000	$30,427,000

General and administrative expense
GAAP general and administrative expense			$6,812,000	$5,324,000	$19,931,000	$15,770,000
Stock-based compensation charges (1)	(A	)	(2,163,000)	(1,013,000)	(6,121,000)	(3,183,000)
Strategic consulting and litigation costs (2)	(B	)	(513,000)	(923,000)	(1,005,000)	(1,125,000)
Corporate separation payment (4)	(D	)	—	—	(45,000)	(109,000)

Non-GAAP adjusted general and administrative expense			$4,136,000	$3,388,000	$12,760,000	$11,353,000

Operating income:
GAAP operating income			$(266,000)	$2,379,000	$(1,794,000)	$3,362,000
Stock-based compensation charges (1)	(A	)	4,062,000	2,108,000	12,326,000	7,349,000
Strategic consulting and litigation costs (2)	(B	)	545,000	1,083,000	1,080,000	1,584,000
Intangible Amortization (3)	(C	)	6,331,000	5,668,000	18,997,000	16,992,000
Corporate separation payment (4)	(D	)	(18,000)	—	420,000	1,543,000

Non-GAAP adjusted operating income			$10,654,000	$11,238,000	$31,029,000	$30,830,000

Adjusted Operating Margin			16.4%	20.5%	16.5%	19.2%
Net income:
GAAP net (loss) income			$(2,406,000)	$(725,000)	$(7,797,000)	$(3,480,000)
Stock-based compensation charges (1)	(A	)	4,062,000	2,108,000	12,326,000	7,349,000
Strategic consulting and litigation costs (2)	(B	)	545,000	1,083,000	1,080,000	1,584,000
Intangible Amortization (3)	(C	)	6,331,000	5,668,000	18,997,000	16,992,000
Corporate separation payment (4)	(D	)	(18,000)	—	420,000	1,543,000

Non-GAAP adjusted net income			$8,514,000	$8,134,000	$25,026,000	$23,988,000

Deferred tax (benefit) expense			(345,000)	1,077,000	(1,077,000)	(129,000)

Non-GAAP adjusted net income excluding deferred tax (benefit) expense			$8,169,000	$9,211,000	$23,949,000	$23,859,000

Deemed and accrued dividends on preferred stock			(2,448,000)	(2,267,000)	(7,170,000)	(6,714,000)

Adjusted Net income attributable to common stockholders			$5,721,000	$6,944,000	$16,779,000	$17,145,000

Diluted net income per common share:
GAAP net income per share before deemed dividends			$(0.04)	$(0.01)	$(0.14)	$(0.06)
Adjustments per share	(A-D	)	$0.19	$0.16	$0.60	$0.51

Non-GAAP adjusted net income per share before deemed dividends			$0.15	$0.15	$0.46	$0.44

Deferred tax (benefit) expense impact to Non-GAAP adjusted net income before deemed dividends per share	(E	)	$(0.00)	$0.02	$(0.02)	$(0.00)

Non-GAAP adjusted net income before deemed dividends per share excluding deferred tax (benefit) expense			$0.15	$0.17	$0.44	$0.44

Deemed dividends per share impact to Non-GAAP adjusted net income			$(0.04)	$(0.04)	$(0.13)	$(0.12)

Adjusted Net income per share attributable to common stockholders			$0.10	$0.13	$0.31	$0.32

Shares used to compute Non-GAAP adjusted net income per share - diluted			55,179,775	54,999,114	54,932,530	53,933,721

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

			Three Months Ended		Nine Months Ended
			September 30,		September 30,
			2021	2020	2021	2020

Reconciliation of Net income to EBITDA and Adjusted EBITDA:	(F	)
Net income			$(2,406,000)	$(725,000)	$(7,797,000)	$(3,480,000)
Income tax provision			(113,000)	1,196,000	(568,000)	(244,000)
Interest expense			2,200,000	2,035,000	6,513,000	7,190,000
Depreciation			1,009,000	1,204,000	3,216,000	3,801,000
Amortization			8,636,000	6,887,000	25,111,000	19,804,000

EBITDA			9,326,000	10,597,000	26,475,000	27,071,000
Adjustments:
Stock-based compensation charges (1)	(A	)	4,062,000	2,108,000	12,326,000	7,349,000
Strategic consulting and litigation costs (2)	(B	)	545,000	1,083,000	1,080,000	1,584,000
Corporate separation payment (4)	(D	)	(18,000)	—	420,000	1,543,000

Adjusted EBITDA			$13,915,000	$13,788,000	$40,301,000	$37,547,000

Adjusted EBITDA margin			21.5%	25.1%	21.5%	23.4%
(1) Stock-based compensation charges are included as follows:
Cost of revenues			$134,000	$97,000	$525,000	$1,105,000
Research and development			517,000	433,000	2,093,000	1,184,000
Selling and marketing			1,248,000	565,000	3,587,000	1,877,000
General and administrative			2,163,000	1,013,000	6,121,000	3,183,000

			$4,062,000	$2,108,000	$12,326,000	$7,349,000

(2) Strategic consulting, acquisition, integration and litigation costs are included as follows:
Cost of revenues			1,000	—	10,000	115,000
Research and development			17,000	—	49,000	132,000
Selling and marketing			14,000	160,000	16,000	212,000
General and administrative			513,000	923,000	1,005,000	1,125,000

			$545,000	$1,083,000	$1,080,000	$1,584,000

(3) Intangible Amortization is included as follows:
Cost of revenues			2,906,000	2,486,000	8,745,000	7,432,000
Research and development			76,000	76,000	227,000	227,000
Selling and marketing			3,349,000	3,106,000	10,025,000	9,333,000

			$6,331,000	$5,668,000	$18,997,000	$16,992,000

(4) Corporate separation payment is included as follows:
Cost of revenues			—	—	52,000	867,000
Research and development			—	—	167,000	128,000
Selling and marketing			(18,000)	—	156,000	439,000
General and administrative			—	—	45,000	109,000

			$(18,000)	$—	$420,000	$1,543,000

(5) Net Income tax components:
Current tax (benefit)/expense			232,000	119,000	509,000	(115,000)
Deferred tax (benefit)/expense			(345,000)	1,077,000	(1,077,000)	(129,000)

			$(113,000)	$1,196,000	$(568,000)	$(244,000)

This presentation includes Non-GAAP measures. Our Non-GAAP measures, including “Non-GAAP adjusted net income and net income per share excluding deferred tax expense” are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see Notes to Reconciliation of GAAP to Non-GAAP Financial Measures on the next page.

ZIX CORPORATION

NOTES TO RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

USE OF NON-GAAP FINANCIAL INFORMATION

The Company occasionally utilizes financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) in order to provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our current performance as compared to past performance. We also believe these Non-GAAP measures provide investors with a more informed baseline for modeling the Company’s future financial performance. Management uses these Non-GAAP financial measures to make operational and investment decisions, to evaluate the Company’s performance, to forecast and to determine compensation. Further, management utilizes these performance measures for purposes of comparison with its business plan and individual operating budgets and allocation of resources. We believe that our investors should have access to, and that we are obligated to provide, the same set of tools that we use in analyzing our results. These Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. We have provided definitions below for certain Non-GAAP financial measures, together with an explanation of why management uses these measures and why management believes that these Non-GAAP financial measures are useful to investors. In addition, in our earnings release we have provided tables to reconcile the Non-GAAP financial measures utilized to GAAP financial measures.

ADJUSTED NON-GAAP MEASURES

Our Non-GAAP measures adjust GAAP Cost of revenue, Gross profit, Research and development expense, Selling and marketing expense, General and administrative expense, Operating income, Net income, Net Income excluding deferred tax (benefit) expense, Net income per share - diluted, Net income per share - diluted excluding deferred tax (benefit) expense, and EBITDA for non-cash stock-based compensation expense, and strategic consulting and litigation costs to derive Non-GAAP adjusted Cost of revenue, adjusted Gross profit, adjusted Research and development expense, adjusted Selling and marketing expense, adjusted General and administrative expense, adjusted Operating income, adjusted Net income, adjusted Net income per share - diluted and adjusted EBITDA. We provide a reconciliation of these adjusted Non-GAAP measures to GAAP Gross profit, Operating income, Net income, Net income per share - diluted and EBITDA.

Our forward-looking adjusted Non-GAAP earnings per share information consistently excludes non-cash stock-based compensation expense. Additionally, the adjusted Non-GAAP earnings per share will consistently exclude litigation expenses and non-recurring items that impact our ongoing business. See items (A) through (E) below for further information on the current quarter’s reconciling items.

Items (A) through (F) on the “Reconciliation of GAAP to Non-GAAP Financial Measures” table are listed to the right of certain categories under “Gross profit,” “Operating income,” “Net income,” “Net income excluding deferred tax (benefit) expense,” “Net income per share - diluted,” “Net income per share excluding deferred tax (benefit) expense- diluted,” and “EBITDA” and correspond to the categories explained in further detail below under (A) through (F).

(A) Non-cash stock-based compensation charges relating to stock option grants, restricted stock, and restricted stock units awarded to and accounted for in accordance with Share-Based Payment accounting guidance. See (1) on previous page for breakdown of stock-based compensation. Because of varying valuation methodologies, subjective assumptions and varying award types, the Company believes that the exclusion of stock-based compensation charges provides for more accurate comparisons to our peer companies and for a more accurate comparison of our financial results to previous periods. Additionally, the Company believes it is useful to investors to understand the specific impact of non-cash stock-based compensation charges on our operating results.

(B) Strategic consulting, acquisition integration and litigation costs. See item (2) on previous page. The Company’s management excludes certain board-directed consulting costs and litigation expenses when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(C) Intangible amortization costs. See item (3) on previous page. The Company’s management excludes amortization expenses associated with the acquisition of intangible assets when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(D) Corporate separation payment relating to employment termination benefits agreement. See item (4) on previous page. The Company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(E) Deferred tax expense represents the non-cash tax expense included in the GAAP tax provision, including the current period utilization of deferred tax assets created in previous periods. The remaining provision for income taxes represents expected cash taxes to be paid.

(F) EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA adds back stock-based compensation charges and litigation expenses.